                                                                    Exhibit 12.1

                             Triad Hospitals, Inc
              Computation of Ratios of Earnings to Fixed Charges

                                            For the Three
                                            Months Ended
                                              March 31,      For the Years Ended December 31,
                                            ------------- --------------------------------------
                                             2001   2000  2000    1999     1998    1997    1996
Earnings:
Income (loss) from continuing operations
  before minority interests and income
  taxes.................................... $ 16.9 $ 17.0 $26.3 $(112.4) $(113.9) $(14.7) $127.3
Fixed charges, exclusive of capitalized
  interest.................................   19.3   18.5  72.5    78.9     82.4    73.6    64.5
                                            ------ ------ ----- -------  -------  ------  ------
Income (loss) as adjusted.................. $ 36.2 $ 35.5 $98.8 $ (33.5) $ (31.5) $ 58.9  $191.8
                                            ====== ====== ===== =======  =======  ======  ======
Fixed Charges:
Interest charged to expense................ $ 16.7 $ 16.1 $62.2 $  67.7  $  68.9  $ 60.5  $ 52.0
Portion of rents representative of interest    2.6    2.4  10.3    11.2     13.5    13.1    12.5
                                            ------ ------ ----- -------  -------  ------  ------
                                              19.3   18.5  72.5    78.9     82.4    73.6    64.5
Interest expense included in cost of plant
  construction.............................    0.3     --   1.7      --      1.7     0.4     0.6
                                            ------ ------ ----- -------  -------  ------  ------
                                            $ 19.6 $ 18.5 $74.2 $  78.9  $  84.1  $ 74.0  $ 65.1
                                            ====== ====== ===== =======  =======  ======  ======
Ratios of Earnings to Fixed Charges........    1.8    1.9   1.3   (A)      (A)      (A)      3.0
                                            ====== ====== ===== =======  =======  ======  ======

--------
(A)Triad's earnings were insufficient to cover fixed charges by $112.4 million, $115.6 million and $15.1 million for the year ended December 31, 1999, 1998 and 1997, respectively

                             Triad Hospitals, Inc
         Pro forma Computation of Ratios of Earnings to Fixed Charges

                                                                              For the Three For the Year
                                                                              Months Ended     Ended
                                                                                March 31,   December 31,
                                                                                  2001          2000
Earnings:
Income (loss) from continuing operations before minority interests and income
  taxes......................................................................     $22.1        $(28.5)
Fixed charges, exclusive of capitalized interest.............................      48.7         191.6
                                                                                  -----        ------
Income as adjusted...........................................................     $70.8        $163.1
                                                                                  =====        ======
Fixed Charges:
Interest charged to expense..................................................     $43.8        $172.3
Portion of rents representative of interest..................................       4.9          19.3
                                                                                  -----        ------
                                                                                   48.7         191.6
Interest expense included in cost of plant construction......................       1.4           1.7
                                                                                  -----        ------
                                                                                  $50.1        $193.3
                                                                                  =====        ======
Ratios of Earnings to Fixed Charges..........................................       1.4          (A)
                                                                                  =====        ======

--------
(A)Pro forma earnings were insufficient to cover fixed charges by $30.2 million for the year ended December 31, 2000

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

                           Quorum Health Group, Inc.
              Computation of Ratios of Earnings to Fixed Charges

                                             For the Nine Months
                                               Ended March 31,      For the Years Ended June 30,
                                             ------------------- ----------------------------------
                                                 2001      2000   2000   1999   1998   1997   1996
Earnings:
Income (loss) from continuing operations
  before minority interests and income taxes  $(43.0)   $ 64.8   $ 93.2 $ 67.9 $148.6 $140.1 $116.7
Fixed charges, exclusive of capitalized
  interest..................................    55.4      57.3     79.5   65.1   49.5   53.0   42.3
                                              ------    ------   ------ ------ ------ ------ ------
Income as adjusted..........................  $ 12.4    $122.1   $172.7 $133.0 $198.1 $193.1 $159.0
                                              ======    ======   ====== ====== ====== ====== ======
Fixed Charges:
Interest charged to expense.................  $ 48.6    $ 50.7   $ 67.2 $ 53.7 $ 40.6 $ 45.6 $ 36.6
Portion of rents representative of interest.     6.8       6.6     12.3   11.4    8.9    7.4    5.7
                                              ------    ------   ------ ------ ------ ------ ------
                                                55.4      57.3     79.5   65.1   49.5   53.0   42.3
Interest expense included in cost of plant
  construction..............................     2.8        --      0.4    1.7    2.6    0.1     --
                                              ------    ------   ------ ------ ------ ------ ------
                                              $ 58.2    $ 57.3   $ 79.9 $ 66.8 $ 52.1 $ 53.1 $ 42.3
                                              ======    ======   ====== ====== ====== ====== ======
Ratios of Earnings to Fixed Charges.........    (A)        2.1      2.2    2.0    3.8    3.6    3.8
                                              ======    ======   ====== ====== ====== ====== ======

--------
(A)Quorum's earnings were insufficient to cover fixed charges by $45.8 million for the nine months ended March 31, 2001

                                      2